Exhibit 10.1

LIST MANAGEMENT AGREEMENT

THIS AGREEMENT, effective as of this 9th day August, 2010 (the "Effective Date") by and between SpyFire Interactivem LLC, with its principle address at P.O. BOX 3478 Incline Village, NV ("Company"), and AdCafe LLC, with its principle address at 5072 N 300 W Provo, UT 84604 to be known as ("Client"). Company and Client arc referred to herein collectively as the "Parties" or individually as a "Party".

RECITALS

WHEREAS Company has the technological infrastructure to distribute E-mail marketing campaigns for Client; and

WHEREAS Company and Client desire to enter into a strategic relationship relating to certain business marketing development activities;

NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the Parties, intending to be legally hound, hereby agree as follows:

SECTION 1

RESPONSIBILITIES:

1.1           Promotion of Client's Offers. Company agrees to use its best efforts to market and promote Client's materials through E-mail campaigns by utilizing Company's and Client's email lists. Company will provide services for E-mail distribution, unsubscribe processes, abuse complaints and other technical areas for delivery, tracking and hosting. Company represents and warrant, that it will comply with all aspects of the Can-Spam Act of 2003; and Company will not send or transmit any E-mail: (a) with a "from line" that is materially false or misleading and does not accurately identify the person sending the E-mail; (b) with a subject line that is misleading, false or misrepresentative or is objectively likely to mislead the recipient about the content of the Email; (c) that does not include a clear and conspicuous identification that the E-mail is an advertisement or solicitation, (d) a clear and conspicuous notice of the opportunity to decline to receive farther communications, and a valid physical postal address; or (e) with any content that (i) infringes or violates any intellectual, proprietary or privacy rights of any other individual or entity; or (ii) is misrepresentative, defamatory or violates any applicable federal or state law or regulation.

1.2           List Integrity. Client will not provide any E-mail addresses to Company that Client knows or show have know that the E-mail address is of an individual or entity that has requested not to receive any E-mails, and the request has been made more than five (5) days prior to providing the Client list to Company.

1.3           Company agrees that the Client is the owner of the data provided on the list, and acknowledges that it does not have the right to sell, resell, disclose, transfer, duplicate, or retain the list, or any portion thereof, without the written authorization of Client in each instance, and will not permit any third party to do any similar activity.

1.4           Approval Rights. Client shall also have the right to review and approve or disapprove all offers to be sent to its database. Client shell promptly review such offer(s), and any offer presented to Client that has not been disapproved in writing within forty-eight (48) hours of submission will be deemed approved. If after approval has been given, Client desires to revoke its approval, such revocation must be provided to Company in writing, and Company will work in a reasonably prompt manner to stop further transmission of such offers.

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1.5           Reporting. By the 15th day of each month, Company shall deliver to Client a report containing the following information for the prior calendar month: total new records received from Client, total gross revenues derived from Client's list, actual payments to 3rd parties for email delivery to Client's list, and commissions due to Client.

SECTION 2

COMMISSIONS & TERM

2.1           Commissions. Company agrees to pay Client fifty percent (50%) of all gross revenues derived from Client's list, including all sources, less deductions for Company's costs to 3rd parties for email delivery to Client's list. Therefore the monthly Commission payment to Client shall be calculated by taking gross revenue less actual payments to a 3rd party for email delivery to Client's list and then paying 50% of the revenue to Client. For example, if the gross revenue derived front Client's list for a given month is $100,000 and Company's payments to 3rd parties for email delivery to Client's list amount to $10,000, Company's Commission payment to Client will be $45,000. Company will pay Client Commission on a monthly basis, net 45 days from the month it was generated. For example, the Commission payment for revenues generated on Client list in March will be due to Client on April 30th.

2.2           Term. The term of this Agreement (the "Term") shall commence on the date stated above and shall continue for a period of one (1) year, and, unless earlier terminated pursuant to the terms set forth herein, shall automatically renew at the end of each year for another one (1) year term.

2.3           Termination. (a) Any Parties may immediately terminate this Agreement without prejudice to any other rights it may have hereunder or at law in the event of (i) a material breach by one or both of the other Parties, which is not cured within fifteen (15) days of receiving written notice of such breach by the notifying Party, or (ii) upon Company or Client's insolvency or liquidation as a result of which either Party ceases to do business for a period of thirty (30) calendar days or more, or (iii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with the services or (iv) upon thirty (30) days written notice to the other party, with or without cause.

2.4           Survival. In addition to those provisions herein which by their nature survive the termination of this Agreement, Sections 3-5 shall survive any termination or expiration of this Agreement.

2.5           Ownership. The E-mail list provided by Client will remain the property of Client throughout this Agreement and after. Company will not have the right to market this list after this Agreement terminates or expires without the written authorization of Client.

SECTION 3

CONFIDENTIALITY

3.1           Definition. Any information disclosed by one Party (the "Disclosing Party") to the other (the "Receiving Party") in connection with this Agreement shall be confidential information if it is in written, graphic, machine-readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature ("Confidential Information"). Confidential Information may also include information that is disclosed orally, provided that such information is designated as confidential at the time of disclosure and confirmed in writing as confidential within a reasonable time after its oral disclosure. Confidential Information includes, but is not limited to, all information relating to users or customers of the Disclosing Party's respective products and services and all information regarding unit sales, sales revenues, profit margins, advertising rates and similar non-public financial information.

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3.2           Obligation. Each Party shall treat as confidential all Confidential Information received from the other Party, shall not use such Confidential Information except as expressly permitted under this Agreement, and shall not disclose such Confidential Information to any third party without the other Party's prior written consent. Without limiting the foregoing, each Party shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of Confidential Information disclosed to it by the other Party under this Agreement.

3.3           Exceptions. The Receiving Party shall be relieved of this obligation of confidentiality to the extent such information (i) was in the public domain at the time it was disclosed or has become in the public domain through no fault of the Receiving Party, (ii) was known to the Receiving Party, without restriction, at the time of disclosure as shown by the files of the Receiving Party in existence at the time of disclosure, (iii) is disclosed by the Receiving Party with the prior written approval of the Disclosing Party, (iv) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information and by employees or other agents of the Receiving Party who have not had access to any of the Disclosing Party's Confidential Information, or (v) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party without breach of this Agreement by the Receiving Party and otherwise not in violation of the Disclosing Party's rights, or (vi) is required by law or regulations (including but not limited to securities laws or regulations) to be disclosed.

3.4           Enforcement. Each Party shall exert its commercially reasonable efforts, including, but not limited to, the execution of proprietary non-disclosure agreements with employees and consultants, and the taking of legal action to enforce compliance with the provisions of this Section 3 by its directors, officers, employees and any third party who had access to the Confidential Information of the other Party. Each of the Parties further agrees that the unauthorized disclosure of Confidential Information received from the other Party shall cause irreparable harm and significant injury to the other Party that may be difficult to ascertain. Accordingly, each Party agrees that the other Party shall be entitled to equitable relief, including, without limitation, an immediate injunction enjoining any breach of this Section 3, in addition to any and all other remedies available to such Party at law or in equity. The Parties agree that this Section 3 shall survive the termination or expiration of this Agreement for a period of two (2) years.

SECTION 4

REPRESENTATIONS AND WARRANTIES

4.4           Company and Client represent, warrant and covenant to each other that (i) it has full power and authority and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations hereunder, (ii) the making and performance by it of this Agreement does not and shall not violate any law or regulation applicable to it, its certificate of incorporation, by-laws or other organizational documents or any other agreement to which it is a party or by which it is bound, (iii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the respective terms hereof (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting enforcement of creditors' rights generally, or by a court's discretion in relation to equitable remedies), and (iv) all approvals, authorizations or other actions by or filings with any governmental authority or other person or entity necessary for the validity or enforceability of its obligations under this Agreement have been obtained.

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SECTION 5

INDEMNIFICATION

5.1           Indemnification Obligations. Client shall indemnify, hold harmless and defend Company, its officers, directors, employees, representatives, agents and successors and assigns from and against any and all claims, liabilities, losses, damages, expenses and coats (including without limitation, legal fees and costs) (collectively, "Claims") arising out of or relating to (i) Client's breach of any of its representations and warranties set forth herein, (ii) Client's breach of any of its obligations hereunder, including but not limited to ensuring that all data on its lists provided Company are permission based and have been acquired in conformance with Federal and State laws and regulations.

5.2           Indemnification Procedure. The Client shall give prompt notice to Company of the occurrence of any Claims or threat of any Claims to which Company may be subject hereunder. Company shall have the right to participate in the defense of any third-party Claim. Client's indemnification obligation hereunder shall also cover the fees and expenses of separate counsel of Company in connection with such third-party Claim. The Client shall not settle any third-party Claim without the prior written consent of Company. In addition, if any third-party Claim is asserted, which impairs Company's interests under this Agreement, Company shall have the right to terminate this Agreement on written notice as provided herein in the case of Default, without, however, waiving any right to full indemnification hereunder.

SECTION 6

GENERAL

6.1           Notices. All notices, payable checks and other communications between the Parties required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery, certified or registered mail, return receipt requested, or telecopy transmission with confirmation of receipt, addressed to the address first written above, or to such other address as may be hereafter notified by the Parties.

6.2           Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, and any attempt by a Party to assign this Agreement without such consent shall be null and void and a material breach of this Agreement; provided, however, that either Party may assign this Agreement (i) to any entity in which the Party has a greater than fifty percent (50%) equity ownership interest or of which the Party has voting control, or (ii) to any entity which acquires more than fifty percent (50%) of that Party's equity ownership interests (whether by merger or otherwise) or substantially all that Party's assets.

6.3           Force Majeure. Either Party hereto shall be excused from any delay or failure in performance hereunder, except the payment of monies due and payable hereunder, caused by reason of any occurrence or contingency beyond its reasonable control, including, without limitation, acts of God, fires, floods, wars, civil disturbances, power outages, sabotage, accidents or disputes with organized labor. The time for performance shall be extended for a period equal to the period during which the event of force majeure prevented performance, but in no event for more than sixty (60) calendar days.

6.4           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without reference to the choice of law principles thereof.

6.5           Jurisdiction. Any judicial proceeding brought with respect to this Agreement must be brought in a court of competent jurisdiction in the State of Utah located in the County of Utah and, by execution and delivery of this Agreement, each Party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum and (iii) agrees that service of process in any such action or proceeding may be effected (A) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth as first stated in this Agreement or (B) in any other manner permitted by law.

6.6           LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO LIABILITY ARISING OUT OF THE OBLIGATIONS PROVIDED FOR IN SECTION V, IN NO EVENT SHALL EITHER PARTY (OR THEIR AFFILIATES) BE LIABLE TO ANY PERSON FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE.

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6.7           Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, Transmission by telecopy of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

6.8           Amendments; Waivers. This Agreement may not be modified, nor may any provision hereof be waived or amended, except in writing duly signed by authorized representatives of Company and Client. A waiver with respect to one event shall not be construed as continuing, or as a bar to or waiver of any right or remedy as to subsequent events. No failure or delay in the exercise, by either Party, of any right, remedy, power .or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof.

6.9           Cumulative Remedies; Binding Effect. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or in equity. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

6.10         No Joint Venture. The sole relationship between the Parties is that of independent contractors. Nothing in this Agreement is intended to or shall be construed to create a strategic business, joint venture, agency, sales representative or employment relationship between the Parties. Neither Party shall make any representations, warranties or covenants, or assume or create any obligations, on the other Party’s behalf. Each Party shall be solely responsible for the actions of its respective employees, agents and representatives.

6.11         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and no other provisions of this Agreement shall be affected or impaired thereby.

6.12         No Third Party Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the Parties hereto and is not intended to confer any benefit upon any other Persons whatsoever. Except for the Parties hereto, no other Person shall have any right to rely upon this Agreement for any purpose whatsoever.

6.13         Independent Review. Each party acknowledges and agrees that it has had the opportunity to seek the advice of independent legal counsel and has read and understood all of the terms and conditions of this Agreement.

6.14         Entire Agreement. This Agreement constitutes the sole and entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether oral or written) between the Parties with respect to such subject matter.

IN WITNESS WHEREOF, each of the Parties hereto has caused this instrument to be duly executed as of the day and year first above written.

Client		Company

By:	/s/ Jade Koyle	By:	/s/ Chris Richarde

Name:	Jade Koyle	Name:	Chris Richarde

Title:	EVP Marketing	Title:	President

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